Strategic Alliance Agreement

This Strategic Alliance Agreement ("SAA") is entered into by and between Magnegas Corporation ("MNGA") and Eprida Power and Life Sciences Company., ("EPRIDA") on this 14th day of October, 2009.

1. Recitals

Whereas, MNGA is a corporation organized and existing under the law of the state of Delaware with its principle place of business in the state of Florida.

Whereas EPRIDA is a Georgia Corporation organized and existing under the law of the state of Georgia with its principle place of business in Atlanta, Georgia.

Whereas, EPRIDA is a Georgia Corporation engaged in the business of converting organic waste to bio-char, bio-coproducts and a hydrogen based fuel with its open source technology platform utilizing multistage pyrolysis steam gasification process and its C02 capturing technology.

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Whereas, MNGA is a Delaware Corporation engaged in the business of generating a hydrogen based gaseous fuel, irrigation water and other byproducts from liquid waste with its patented Plasma Arc Flow technology.

Whereas, MNGA and EPRIDA are desirous to enter into a collaboration for the combined use of a Magnegas/Eprida system to produce carbon negative, oxygen positive fuel and by leveraging the two systems produce a top soil supporting soil amendment and other environmentally friendly byproducts.

Whereas, EPRIDA is desirous of presenting this combined system to the U.S. Dept of Energy, U.S. Dept of Agriculture, other government sources and customers around the world to obtain grant funding and purchase orders from which EPRIDA will purchase Plasma Arc Systems from MNGA

MNGA and EPRIDA agree to the following:

2. Responsibilities for a Strategic Alliance

a) MNGA will provide the technical know-how and related support regarding the Magnegas Technology, its byproducts and use thereof

b) EPRIDA will provide the technical know-how and related support regarding the EPRIDA Technology, its byproducts and use thereof

3. Scope of Alliance

a) The alliance will focus on the following:
   I. Placing combined Plasma Arc Flow and Eprida commercial demonstration systems at locations across the world processing organic waste and creating a hydrogen based fuel and other byproducts. EPRIDA will apply for grant funding through various agencies such as the Federal and State Department of Energy and Department of Agriculture.
   II. EPRIDA has customers for this combined system and will market and will help distribute this combined system to its customer worldwide.

4. This is a NON-EXCLUSIVE Agreement

5. Website Links and Image Authorization

www.magnegas.com
www.eprida.com

MNGA and EPRIDA authorize each other to be named as a "Partner" on each others website with a corporate logo linking to its website.

MNGA and EPRIDA have the right to withdraw from this agreement at any time. The other party has to delete all logos, references or links from its website upon written demand not later than 3 days after receiving this demand by e-mail and/or fax.

DATED: 10/14/09 By: [signature]
Danny Day Eprida Power and Life Sciences Company

DATED: 10/14/09 By: [signature]
Luisa Ingargiola, CFO Magnegas Corporation